SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2007

WESTELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 21, 2007, Westell Technologies, Inc. (the “Company”) issued a press release setting forth its financial results for the three months and fiscal year ended March 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1. The information disclosed in Item 2.01 of this Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or any other document filed with the Securities and Exchange Commission, except as specifically set forth in such document by reference to this Item and the corresponding Exhibit.

Item 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On May 21, 2007, the Company announced its intent to move the manufacturing of CNE and NSA products from Aurora, Illinois to offshore suppliers. This decision represents a new operating strategy, adopted by the Company’s Board of Directors, to better align the Company with the requirements of the marketplace. The aim of this new operating strategy is to reduce product costs, while maintaining the Company’s reputation for quality products and services. The transition will affect approximately 300 Aurora employees. The Company will continue to be housed in the current Aurora facility. Alternative uses for the factory portion of the building made idle by this decision are being explored. The Company expects to complete the restructuring by March 31, 2008.

The Company expects to incur a pre-tax restructuring charges of approximately $10.0 million in connection with its outsourcing plan, approximately $7.0 million of which will result in future cash expenditures. The restructuring charge consists of approximately $3.7 million in one-time severance benefits, $4.0 million in fixed asset, inventory costs and product recertification, $1.3 million in project management fees and approximately $1.0 million in other costs. Although the Company believes its estimates are appropriate and reasonable based on available information, actual results could differ from these estimates.

Forward-Looking Statements

Certain statements contained herein including, without limitation, statements containing the words “believe,” “on track, “ “anticipate,” “focus,” “should,” “committed” “expect,” “estimate”, “await,” “continue,” “intend,” “may,” “will,” “should,” and similar expressions are forward looking statements that involve risks and uncertainties. These risks include, but are not limited to, product demand and market acceptance risks, need for financing, the economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, product development, excess and obsolete inventory due to new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in Westell’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 under the section “Risk Factors”.

Westell undertakes no obligation to release publicly the result of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 Press release dated May 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: May 21, 2007	By:	/s/ Nicholas C. Hindman

Nicholas C. Hindman
Senior Vice President and
Chief Financial Officer